EXHIBIT 99.1

WebMediaBrands Inc. Secures Additional Funding and Reduces Financing Charges

(New York, NY – November 15, 2011) -- WebMediaBrands Inc. (Nasdaq: WEBM) today announced that it had obtained a $1,750,000 loan from Alan Meckler, the Company’s Chief Executive Officer, and that Mr. Meckler had agreed to reduce the effective interest on an existing loan to the Company by $480,000 per year.  The new and existing loans bear interest at the fixed rates of 3.1% and 3.4% per annum, respectively, and both loans will mature in 2016.  No principal payments are required on either loan until July 2014. The Company also issued stock options to Mr. Meckler to purchase one million shares of common stock. The stock options were issued under the Company’s existing 2008 stock option plan.

Don O’Neill, the Company’s Chief Financial Officer, stated: “These are very favorable transactions for the Company as we were able to secure financing at a low fixed interest rate and eliminate a charge on our existing financing that would have totaled $2,160,000 if that financing remained outstanding until maturity.  The new options represent only minor dilution to shareholders as the Company recently purchased 770,000 shares of its common stock under its stock repurchase program.  All shareholders will benefit from the Company’s enhanced cash position and the elimination of a financing charge that will help the Company to more quickly reach profitability.”

About WebMediaBrands Inc.

WebMediaBrands Inc. (Nasdaq: WEBM) (http://www.webmediabrands.com), headquartered in New York, NY, is a leading Internet media company that provides content, education, and career services to social media, traditional media and creative professionals through a portfolio of vertical online properties, communities, and trade shows. The Company’s online business includes: (i) mediabistro.com, a leading blog network providing content, education, community, and career resources (including the industry's leading online job board) about major media industry verticals including social media, traditional media, Facebook, TV news, sports media news, advertising, public relations, publishing, design, mobile, and the Semantic Web; (ii) InsideNetwork.com, a leading network of online properties dedicated to providing original market research, data services, news, events, and job listings on the Facebook platform, social gaming, and mobile applications ecosystems; and (iii) AllCreativeWorld.com, a leading network of online properties providing content, education, community, career, and other resources for creative and design professionals. The Company’s online business also includes community, membership and e-commerce offerings including a freelance listing service, a marketplace for designing and purchasing logos and premium membership services. The Company’s trade show and educational offerings include conferences, online and in-person courses, and video subscription libraries on topics covered by the Company’s online business.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: risks associated with acquisitions, including integration of operations; general economic conditions; the competitive environment in which WebMediaBrands competes; and the unpredictability of WebMediaBrands’s future profitability, revenues, expenses, cash flows and stock price.  For a more detailed discussion of such risks and uncertainties, refer to WebMediaBrands’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and WebMediaBrands assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current WebMediaBrands press releases can be found online at http://www.webmediabrands.com/corporate/press.html?c=mbprel

For information on WebMediaBrands contact:

Don O’Neill
Vice President and Chief Financial Officer
203-662-2980
press@webmediabrands.com